Exhibi 10.6

STAFFORD AREA PARTICIPATION AGREEMENT

This Stafford Area Participation Agreement (hereinafter “Agreement”) is entered into by and between C. H. Squyres Family, LLC, (hereafter “SQUYRES”), A Texas Limited Liability Company, whose address is Houston, TX 77005; Fossil Oil Company, LLC, (hereinafter “FOSSIL”), 2500 Wilcrest Drive Suite 410-415, Houston, TX 77042 and Mogul Energy International, Inc., (hereinafter “MOGUL”), whose address is 2500 Wilcrest Dr., Ste. 405, Houston, TX 77042, and shall be effective as of the 7th day of December, 2010 (hereinafter the “Effective Date”).

WITNESSETH:

WHEREAS, MOGUL, through its partnership with Mr. D. Timko and J. Sorrells, have acquired certain oil and gas leases (hereinafter “Leases”) on the subject prospect.  Both the subject Leases and the Prospect outline are further identified on Exhibit “A” attached hereto and made a part hereof;

WHEREAS, SQUYRES AND FOSSIL desire to acquire a working interest in these Leases, in the manner provided for in this Agreement, and desire to enter into this Agreement for the purposes of joining MOGUL in the development of this Prospect;

WHEREAS, MOGUL agrees to exchange with SQUYRES and FOSSIL an equal interest in the MOGUL Leases and SQUYRES agrees to exchange with MOGUL and FOSSIL an equal interest in the oil and gas leasehold interests that SQUYRES (formerly IMS Energy) currently maintains within the subject Prospect outline.

NOW, THEREFORE, in consideration of the mutual promises in this Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, SQUYRES, FOSSIL and MOGUL (collectively referred to hereinafter as “PARTIES”) agree as follows:

I.
ACQUISITION TRANSACTIONS

PARTIES shall purchase, up to $15,000 in acquisition costs, an assignment of all interests and acreage that David Montoya (Monoco Petroleum, Inc.) currently has under lease within the Prospect with no reservations or exceptions.  PARTIES agree that as additional compensation, Montoya/Monoco shall receive an overriding royalty interest of one and one-half percent (1½%) after payout on each of the wells drilled that are associated with the Montoya/Monoco’s leasehold acreage solely out of the SQUYRES net revenue interest.

PARTIES will each have a one third (1/3rd) interest in each and every lease within the Prospect outline.  The PARTIES shall share equally in the cost of any additional leases already acquired or to be acquired in the Prospect outline.  Cost is defined as the bonus payments made and the professional service fees associated with the acquisition of the additional leases within the Prospect outline.

PARTIES agree to compensate Don Timko and Jim Sorrells a sum equal to Sixteen Thousand Dollars ($16,000) upon the spudding of the initial well drilled on this prospect and further provide them with an overriding royalty interest equal to four (4.00%) percent of 8/8ths upon initial production of each well.

II.
DRILLING OPERATIONS ON PROSPECT WELLS

On or before February 1, 2011 or as soon as practical after a permit has been issued and any and all potential unit issues have been resolved, MOGUL agrees to drill the initial prospect well, which is contemplated to be a vertical well to test the Frio formation and will be referred to as the Stafford #1 well.  PARTIES agree to pay their one third of the cost to drill and complete each well (on a heads up basis, with no promote) to receive its equal thirty three and one third percent (33.333333%) working interest in each proposed prospect well.

Following the completion of drilling operations conducted on the initial prospect well, if it is determined by the PARTIES that subsequent wells are necessary, then each of the PARTIES have the right and option to participate in the drilling of  additional prospect wells.  PARTIES shall pay its similar heads up costs to drill and complete the additional prospect wells.

III.
NET REVENUE INTEREST

The net revenue interest in the Oil and Gas Rights in the Leases shall be x percent (x%) to FOSSIL and x percent (x%) to SQUYRES.  In addition to the subject Leases, any other leases acquired or to be acquired under the any of the lands in the Prospect area described on Exhibit “A”, the PARTIES share of such interest shall be delivered to PARTIES at the acquired Net Revenue Interest of that lease.  Other interests acquired outside the Prospect outline but under the AMI, as defined below, shall be offered to the PARTIES but the PARTIES may elect not to purchase an interest in the acreage and therefore have no participating interest in that acreage.

IV.
AREA OF MUTUAL INTEREST

PARTICIPANT and MOGUL hereby designate an AMI covering a one mile distance from the Stafford Prospect Contract Acreage Area of Jackson County, Texas (the “AMI Land”), as defined in Exhibit “A”.  The AMI shall exist for a term of two (2) years from the Effective Date of this Agreement. Nothing in this Agreement shall be deemed to create a partnership or a joint venture between PARTIES and MOGUL.

V.
AGREEMENTS

The Oil and Gas Rights in the Leases shall be subject to the terms and provisions of the following agreements:

(a)	The JOA; and

(b)	Instruments creating the Oil and Gas Rights in the Leases; and

(c)	Agreements relating to sale of production from the Leases; and

(d)	Agreements to which Oil and Gas Rights in the Leases are subject to when acquired.

The parties’ interests shall be subject to all of the agreements identified above as well as any other agreement(s) which affect Oil and Gas Rights in the Leases.  To the extent that the terms of any such agreements conflict with the terms of this Agreement, this Agreement shall control unless the terms of any such other agreement controls by operation of law or otherwise.

VI.
DEPTH LIMITATION

There are no depth limitations; provided, however, all PARTIES shall be subject to depth limitations imposed by instruments creating Oil and Gas Rights in the Leases.

VII.
ASSIGNMENT

Any assignment of the Leases shall be without warranty, and equipment and other personal property, if any, shall be assigned on an “AS IS, WHERE IS” basis negating any express or implied warranty of merchantability or fitness for a particular purpose.  The effective date of the assignment shall be the same as the effective date of the acquisition of Oil and Gas Rights in the Leases.  The form of assignment shall be the same form as is attached as Exhibit “C” and made a part of this Agreement.

VIII.
OPERATIONS

Operations on the Leases shall be conducted in accordance with the terms of the JOA attached as Exhibit “B.”  MOGUL, or its designated operator, shall be named operator.  PARTIES shall be obligated to pay its share of operating expenses on all active wells in which PARTIES own a working interest as provided for in the JOA.

IX.
TERM

The term of this Agreement shall be concurrent with the term of the Oil and Gas Rights in the Leases; provided, however, if the rights expire prior to the AMI then the term of this agreement shall be concurrent with the term of the AMI as stated in section VI.

X.
NOTICES

All information, notices, or other correspondence provided for in this Agreement shall be given as follows:

SQUYRES	MOGUL
C. H. Squyres Family, LLC	Mogul Energy International, Inc.
2500 Wilcrest Dr., Ste. 405
Houston, TX 77005	Houston, TX 77042

Attention: Mr. C. Squyres, Manager	Attention: Mr. Tim Turner

Tel. No.:	Tel. No.: 713-784-2446
Fax No.:	Fax No.:
Cell No.:	Cell No.:
E-mail:	-mail:
Tax ID:

FOSSIL
Fossil Oil Company, LLC
2500 Wilcrest Drive Suite 410-415
Houston, TX 77042
Attention: D. Kittler
E-mail:
Tel. No.:
Fax:
Tax ID:

XI.
MISCELLANEOUS

Waiver.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver or any other provision of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Headings.  The headings of articles and sections used in this Agreement are for convenience only and shall not be considered a part of nor affect the construction or interpretation of any provision of this Agreement.

Provisions Binding.  The provisions of this Agreement shall be binding upon and inure to the benefit of the PARTIES, and their respective successors, legal representatives and assigns.

Governing Law.  This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law provisions.

Attorney’s Fees.  In the event any legal action, mediation, arbitration or any other proceeding is instituted in order to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to recover, as an item of its costs, its reasonable attorney’s fees and other expenses incurred in such action.

Severability.  If any term or other provision of this Agreement is determined to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

References.  References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations.

Construction.  All PARTIES have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the PARTIES and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Counterparts; Facsimile/Email Transmission.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Each party to this Agreement agrees that its own facsimile and/or emailed signature will bind it and that it accepts the facsimile and/or emailed signature of the other party to this Agreement.

No Partnership or Joint Venture.  Neither this Agreement nor the Joint Operating Agreement entered into by the PARTIES are intended to create, nor shall the same be construed as creating a mining partnership, commercial partnership, nor any other partnership or joint venture relationship or other association whereby the parties are jointly liable.  Rather, it is the intent and purpose of this Agreement to create a relationship which is limited to the exploration, development and extraction of oil and/or gas for sale.  The liability of the PARTIES shall be several and not joint or collective.

Cooperation.  The PARTIES will cooperate as necessary to complete any documents or agreements required to accomplish this Agreement.

Covenants Running with the Leases.  All covenants and agreements of the PARTIES set forth in this Agreement shall be deemed covenants running with the lands covered by the Subject Leases.

IN WITNESS WHEREOF, this Agreement has been executed as of the dates of acknowledgments of the parties but shall be effective as of the Effective Date first above written.

SIGNATURES

Mogul Energy International, Inc.		C. H. Squyres Family, LLC

By:	/s/ Timothy J. Turner	By:	/s/ C. Squyres
	Tim Turner		C. Squyres

Its:	Executive Vice President	Its:

Fossil Oil Company, LLC

		By:	/s/ D. Kittler
D. Kittler
		Its:	President

ACKNOWLEDGMENTS

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me this ______ day of ____________, 2010 by Tim Turner of Mogul Energy International, Inc.

My Commission Expires:

Notary Public in and for the State of Texas

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me this ______ day of ____________, 2010 by  ____________________ of C. H. Squyres Family, LLC.

My Commission Expires:

Notary Public in and for the State of _______

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me this ______ day of ____________, 2010 by  ____________________ of Fossil Oil Company, LLC.

My Commission Expires:

Notary Public in and for the State of _______

Exhibit “A”

Attached to and made part of that certain Stafford Area Participation Agreement dated December 7, 2010 by and between Mogul Energy International, Inc., Operator and C. H. Squyres Family, LLC and Fossil Oil Company, LLC.

CONTRACT ACREAGE AREA

Portions of the: Jessie White Survey, A-XX; I. & G. N. Survey, A-XX; I. & G. N. Survey, A-XX; Benjamin J. White Survey, A-XX and the Abarham M. Clare Survey, A-12 and any and all lands within the Stafford Prospect Area Outline, Jackson Co., Texas, as provided for on the Mogul Energy International, Inc. plat dated December 7, 2010 and containing approximately 4,800 acres.

Exhibit “B”

Joint Operating Agreement Attached to and made part of that certain Stafford Area Participation Agreement dated December 7, 2010 by and between Mogul Energy International, Inc., Operator and C. H. Squyres Family, LLC and Fossil Oil Company, LLC.

See Attached Electronic PDF File

Exhibit “C”

Attached to and made part of that certain Stafford Area Participation Agreement dated December 7, 2010 by and between Mogul Energy International, Inc., Operator and C. H. Squyres Family, LLC and Fossil Oil Company, LLC, Non-Operator.

FORM OF ASSIGNMENT

ASSIGNMENT OF OIL, GAS AND MINERAL INTERESTS

STATE OF TEXAS	§
§
COUNTY OF JACKSON	§

This Assignment of Oil, Gas and Mineral Interests (this “Assignment”) dated ________ ____, 20__, is by and between ________________________________whose mailing address is __________________________ (“Assignor”), and ___________________________, whose address is ________________________________________________ (“Assignee”). Assignor and Assignee are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

FOR and in consideration of TEN and NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and provisions hereinafter set forth, Assignor has GRANTED, BARGAINED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED and DELIVERED and by these presents does hereby GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, CONVEY and DELIVER unto Assignee, its successors and assigns, an undivided Thirty Three and 33/100ths percent (33.33%) of Assignor’s right, title and interest in and to the oil, gas and mineral leases and other interests described in Exhibit “A” attached hereto (the “Interests”).

TO HAVE AND TO HOLD the Interests, together with a like share of all other rights appurtenant thereto, unto Assignee, its successors and assigns forever, subject to the following:

1.
This Assignment is subject to the terms and provisions of that certain Stafford Area Participation Agreement dated December 7, 2010, by and between Assignor and Assignee (the “Participation Agreement”), and nothing in this Assignment shall operate to limit, release, or impair any of Assignor's or Assignee's respective rights and obligations in the Participation Agreement.  To the extent the terms and provisions of this Assignment conflict with the terms and provisions of the Participation Agreement, the terms and provisions of the Participation Agreement shall control.

2.
This Assignment is subject to the terms and provisions of that certain Joint Operating Agreement dated November ___, 2010, by and between Mogul Energy International, Inc, as Operator, and C. H. Squyres Family, LLC and Fossil Oil Company, LLC., as Non-Operators (the “Joint Operating Agreement”).  To the extent the terms and provisions of this Assignment conflict with the terms and provisions of the Joint Operating Agreement, the terms and provisions of the Joint Operating Agreement shall control.

3.	This Assignment is subject to the terms and provisions of all applicable easements, rights of way, and pooling and unitization agreements of record.

4.	This Assignment is made without warranty of title, express, implied, statutory or otherwise.

5.
The Parties agree to execute, acknowledge and deliver such further agreements, instruments, notices, stipulations and/or conveyances as may be necessary to accomplish the intents and purposes of this Assignment

6.	This Assignment binds and inures to the benefit of the Parties and their respective successors and assigns.

7.
This Assignment may be executed in counterparts, each of which shall be deemed to be an original for all purposes, and all of which, when taken together, shall constitute one and the same instrument.  Neither Party shall be bound by the terms hereof unless and until all Parties have executed a counterpart original.

IN WITNESS WHEREOF, this Assignment is executed on the dates set forth in the acknowledgments below, but shall be effective as to each of the Interests as of the effective date of acquisition of such Interests by Assignor.

ASSIGNOR:

By:

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me this ______ day of ____________, 2010 by _______________of _________________________.

My Commission Expires:
Notary Public in and for the State of Texas

Exhibit “A”, property description, attached by electronic file